                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                            DIGI INTERNATIONAL INC.,
                                 DOVE SUB INC.
                                      AND
                                NETSILICON, INC.
                                  DATED AS OF
                                OCTOBER 30, 2001

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I -- THE MERGER....................................................     1
Section 1.1    The Merger..................................................     1
Section 1.2    Closing.....................................................     1
Section 1.3    Effective Time of the Merger................................     1
Section 1.4    Effects of the Merger.......................................     2
Section 1.5    Directors and Officers......................................     2
Section 1.6    Obligations of the Surviving Corporation....................     2

ARTICLE II -- EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES...................................     2
Section 2.1    Manner of Converting Shares.................................     2
Section 2.2    Exchange of Certificates....................................     5

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............     8
Section 3.1    Organization, Standing, Qualification.......................     8
Section 3.2    Capitalization..............................................     9
Section 3.3    Authorization and Execution.................................     9
Section 3.4    No Conflicts................................................     9
Section 3.5    SEC Reports; Financial Statements; No Undisclosed               10
               Liabilities.................................................
Section 3.6    Registration Statement; Joint Proxy Statement...............    11
Section 3.7    Absence of Certain Changes or Events........................    11
Section 3.8    Tax Matters.................................................    12
Section 3.9    Owned Property..............................................    13
Section 3.10   Material Contracts..........................................    13
Section 3.11   Intellectual Property.......................................    14
Section 3.12   Litigation..................................................    15
Section 3.13   Permits, Licenses, Authorizations; Compliance with Laws.....    16
Section 3.14   No Brokers or Finders.......................................    16
Section 3.15   Benefit Plans...............................................    16
Section 3.16   Environmental Matters.......................................    18
Section 3.17   Insurance...................................................    19
Section 3.18   Amendment to Company Rights Agreement.......................    20
Section 3.19   Opinion of Financial Adviser................................    20
Section 3.20   Voting Requirements.........................................    20
Section 3.21   Distributors, Suppliers and Customers.......................    20
Section 3.22   Stockholder Agreement.......................................    20
Section 3.23   Key Employees...............................................    20

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER
  SUBSIDIARY...............................................................    20
Section 4.1    Organization, Standing, Qualification.......................    20
Section 4.2    Capitalization..............................................    21
Section 4.3    Authorization and Execution.................................    21
Section 4.4    No Conflicts................................................    22
Section 4.5    SEC Reports; Financial Statements; No Undisclosed               22
               Liabilities.................................................
Section 4.6    Registration Statement; Joint Proxy Statements..............    23
Section 4.7    Absence of Certain Changes or Events........................    23
Section 4.8    Tax Matters.................................................    24

                                                                              PAGE
                                                                              ----
Section 4.9    Owned Property..............................................    25
Section 4.10   Material Contracts..........................................    25
Section 4.11   Intellectual Property.......................................    26
Section 4.12   Litigation..................................................    27
Section 4.13   Permits, Licenses, Authorizations; Compliance with Laws.....    27
Section 4.14   No Brokers or Finders.......................................    27
Section 4.15   Benefit Plans...............................................    27
Section 4.16   Environmental Matters.......................................    29
Section 4.17   Insurance...................................................    30
Section 4.18   Opinion of Financial Adviser................................    30
Section 4.19   Voting Requirements.........................................    30
Section 4.20   Distributors, Suppliers and Customer........................    30

ARTICLE V -- OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME.....    30
Section 5.1    Preservation of Business....................................    30
Section 5.2    Ordinary Course.............................................    31
Section 5.3    Negative Covenants of the Company...........................    31
Section 5.4    Tax Covenant................................................    32
Section 5.5    Third-Party Consents........................................    32

ARTICLE VI -- OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME..........    32
Section 6.1    Preservation of Business....................................    32
Section 6.2    Ordinary Course.............................................    33
Section 6.3    Negative Covenants of Buyer.................................    33
Section 6.4    Tax Covenant................................................    33
Section 6.5    Third-Party Consents........................................    33

ARTICLE VII -- ADDITIONAL AGREEMENTS.......................................    34
Section 7.1    Shareholders' Meetings; Registration Statement and Joint        34
               Proxy Statement.............................................
Section 7.2    No Shopping.................................................    35
Section 7.3    Access to Information.......................................    36
Section 7.4    Amendment of the Company's Employee Plans...................    36
Section 7.5    Certain Resignations........................................    36
Section 7.6    Confidentiality Agreements..................................    36
Section 7.7    Employee Benefits...........................................    36
Section 7.8    Indemnification.............................................    36
Section 7.9    Directors and Officers Liability Insurance..................    37
Section 7.10   Cooperation.................................................    37
Section 7.11   Satisfaction of Conditions to the Merger; Notification......    37
Section 7.12   Rule 145 Affiliates.........................................    37
Section 7.13   Listing of Buyer Common Stock...............................    38
Section 7.14   Section 16 Matters..........................................    38
Section 7.15   Buyer Board of Directors....................................    38

                                                                              PAGE
                                                                              ----
Section 7.16   Accounting Treatment........................................    38
Section 7.17   Company Employees...........................................    38

ARTICLE VIII -- CONDITIONS PRECEDENT.......................................    38
Section 8.1    Conditions to Each Party's Obligation to Effect the             38
               Merger......................................................
Section 8.2    Conditions to the Obligations of Buyer and Buyer                39
               Subsidiary..................................................
Section 8.3    Conditions to Obligations of the Company....................    39

ARTICLE IX -- TERMINATION AND AMENDMENT....................................    40
Section 9.1    Termination.................................................    40
Section 9.2    Procedure and Effect of Termination.........................    41
Section 9.3    Termination Fee; Expenses...................................    41

ARTICLE X -- GENERAL PROVISIONS............................................    42
Section 10.1   Termination of Representations and Warranties...............    42
Section 10.2   Amendment and Modification..................................    42
Section 10.3   Waiver of Compliance; Consents..............................    42
Section 10.4   Expenses....................................................    42
Section 10.5   Press Releases and Public Announcements.....................    43
Section 10.6   Additional Agreements.......................................    43
Section 10.7   Notices.....................................................    43
Section 10.8   Assignment..................................................    44
Section 10.9   Rules of Interpretation.....................................    44
Section 10.10  Governing Law...............................................    44
Section 10.11  Counterparts................................................    44
Section 10.12  Headings; Internal References...............................    44
Section 10.13  Entire Agreement............................................    44
Section 10.14  Severability................................................    45
Section 10.15  Equitable Remedies..........................................    45
Section 10.16  Disclosure Schedules........................................    45

EXHIBITS

Exhibit A      Stockholder Agreement

Exhibit B      Form of Non-Competition and Non-Solicitation Agreement

Exhibit C      Form of Affiliate Letter Agreement

Exhibit D      Form of Rule 145 Letter

     AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2001 (this "Agreement"), among Digi International Inc., a Delaware corporation ("Buyer"), Dove Sub Inc., a Delaware corporation formed and wholly owned by Buyer ("Buyer Subsidiary"), and NetSilicon, Inc., a Massachusetts corporation (the "Company" and, together with Buyer Subsidiary, sometimes hereinafter referred to as the "Constituent Corporations").

     WHEREAS, the respective Boards of Directors of the Company, Buyer and Buyer Subsidiary have determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of the Company with and into Buyer Subsidiary (the "Merger") and the other transactions contemplated by this Agreement; and

     WHEREAS, the Company, Buyer and Buyer Subsidiary desire to make certain representations, warranties and agreements in connection with, and to prescribe various conditions to, the Merger.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (defined in Section 1.3), the Company shall be merged with and into Buyer Subsidiary in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts. Buyer Subsidiary shall be the surviving corporation in the Merger. Throughout this Agreement, the term "Surviving Corporation" shall refer to Buyer Subsidiary in its capacity as the surviving corporation in the Merger. The effects and the consequences of the Merger shall be as set forth in Section 1.4.

     SECTION 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10.00 a.m. (Central Time), on the business day following the date on which the last of the closing conditions set forth in Article VIII have been met or waived in accordance with this Agreement (other than those that by their terms cannot be satisfied until the time of the Closing), or on such other date or at such other time as is agreed to in writing by the parties (the date of the Closing is referred to as the "Closing Date"). The Closing shall take place at the offices of Faegre & Benson LLP, 90 South Seventh Street, Minneapolis, Minnesota 55402, or at such other location as is agreed to in writing by the parties.

     SECTION 1.3 Effective Time of the Merger. Subject to the provisions of this Agreement, an appropriate officer of each of the Constituent Corporations shall execute and acknowledge (i) a duly prepared certificate of merger, which shall be filed with the Secretary of State of the State of Delaware (the "Certificate of Merger") and (ii) duly prepared articles of merger, which shall be filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the "Articles of Merger" and, together with the Certificate of Merger, the "Certificates of Merger"). The Certificates of Merger shall be filed as soon as practicable on the Closing Date (or such other date as is agreed to in writing by the parties) following the Closing. The Merger shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts in accordance with Section 252 of the Delaware General Corporation Law (the "DGCL") and Section 79 of the Massachusetts Business Corporation Law (the "MBCL") or at such time thereafter as is agreed by the parties and provided in the Certificates of Merger (the date and time the Merger becomes effective is referred to as the "Effective Time").

     SECTION 1.4  Effects of the Merger.  At the Effective Time:

     (a) The Company shall be merged with and into Buyer Subsidiary, the separate corporate existence of the Company shall cease, and Buyer Subsidiary shall be the Surviving Corporation;

     (b) the Certificate of Incorporation and the Bylaws of Buyer Subsidiary shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law or by the Certificate of Incorporation or the Bylaws of the Surviving Corporation; and

     (c) the Merger shall have all the effects prescribed in the DGCL and the MBCL.

     SECTION 1.5 Directors and Officers. As of the Effective Time, all of the directors of Buyer Subsidiary and the Company immediately prior to the Effective Time shall together be the directors of the Surviving Corporation and the officers of Buyer Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until the earlier of the resignation or removal of such person or until his or her successor is duly elected or appointed and qualified, as the case may be.

     SECTION 1.6 Obligations of the Surviving Corporation. As of the Effective Time of the Merger, the Surviving Corporation hereby (a) agrees that, so long as any such liability of the Company or the Surviving Corporation remains outstanding in the Commonwealth of Massachusetts, it may be sued in the Commonwealth of Massachusetts for any prior obligation of the Company and any obligation of the Surviving Corporation thereafter incurred, including the obligation created by Massachusetts General Laws, Chapter 156B, Section 85 so long as such obligation remains outstanding in Massachusetts and (b) irrevocably appoints the Secretary of the Commonwealth of the Commonwealth of Massachusetts as its agent for service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Massachusetts General Laws, Chapter 181.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.1 Manner of Converting Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, the shares of capital stock of the Constituent Corporations shall be converted or cancelled as follows:

          (a) Buyer Subsidiary's Common Stock. Each share of common stock of Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock of the Surviving Corporation and shall not be converted into any other securities or cash in the Merger. The certificates for such shares shall not be surrendered or in any way modified by reason of the Merger. No stock of Buyer Subsidiary will be issued in the Merger.

          (b) Conversion of Company Common Stock. Subject to the other provisions of this Section 2.1, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than Dissenting Shares (as defined in Section 2.1(d)) and shares of Company Common Stock held of record immediately before the Effective Time by Buyer, Buyer Subsidiary or any direct or indirect wholly owned subsidiary of Buyer ("Excluded Shares"), issued and outstanding immediately prior to the Effective Time (collectively, the "Outstanding Shares") shall be converted into the right to receive from Buyer (A) an amount in cash equal to the Exchange Ratio (defined below) times the average per-share closing price of Buyer Common Stock on the Nasdaq National Market System during the period of ten trading days ending on the third trading day before the Closing Date ("Buyer's Average Price"), without interest (the "Cash Consideration"), (B) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock"), equal to the Exchange Ratio (the "Stock Consideration") or (C) the right to receive a combination of cash and shares of Buyer Common Stock determined in accordance with this Section (the "Mixed Consideration"). (The Cash Consideration, the Stock Consideration or the Mixed Consideration, together with any cash in lieu of fractional shares of Buyer Common Stock (the "Fractional Shares") to which a holder of Company Common Stock has the right to receive pursuant to Section 2.2(e), is each referred to herein as the "Merger Consideration.") The "Exchange Ratio" means .6500. Election of the Merger Consideration to be received upon conversion of the Outstanding Shares shall be governed by the following provisions:

             (i) Cash Election. Each record holder of Outstanding Shares shall be entitled to elect to receive the Cash Consideration for each of such holder's shares of Company Common Stock (a "Cash Election"). If the aggregate cash payment with respect to the shares of Company Common Stock covered by Cash Elections (the "Cash Election Shares"), together with any cash payable with respect to Fractional Shares and Dissenting Shares, exceeds $15 million (the "Cash Election Number"), each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Buyer Common Stock equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction. Cash Elections shall be made on a form designed for that purpose (a "Form of Election"), which Form of Election shall be in such form as Buyer and the Company shall mutually agree. Solely for purposes of determining the cash payable with respect to Dissenting Shares in connection with the Cash Election Number, the holders of such Dissenting Shares shall be deemed to have made a Cash Election with respect to the Dissenting Shares.

             (ii) Stock Election. Each record holder of Outstanding Shares shall be entitled to elect to receive the Stock Consideration for each of such holder's shares of Company Common Stock (a "Stock Election"). Stock Elections shall be made on a Form of Election.

             (iii) Mixed Election. Subject to the limitation on the aggregate amount of cash payable in the Merger set forth in Section 2.1(b)(i), each record holder of Outstanding Shares shall be entitled to elect to receive the Stock Consideration for each share of a portion of such holder's shares of Company Common Stock and the Cash Consideration for the remainder (a "Mixed Election" and, collectively with a Stock Election and a Cash Election, an "Election"). Mixed Elections shall be made on a Form of Election. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Section 2.1(b)(i), and the shares such holder elects to be converted into the right to receive shares of Buyer Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Section 2.1(b)(ii).

             (iv) Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to Wells Fargo Bank Minnesota, N.A., transfer agent for Buyer Common Stock, or such other paying and exchange agent (which shall be a commercial bank or trust company) as Buyer may appoint (which shall be reasonably acceptable to the Company (the "Exchange Agent"), and accompanied by the certificates representing the shares of Company Common Stock ("Old Certificates") as to which the election is being made (or by an appropriate guarantee of delivery of such Old Certificate signed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Holder Representative") may submit multiple Forms of Election, provided that such Holder Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Holder Representative for a particular beneficial owner. Buyer shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Buyer (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of

        Election submitted to the Exchange Agent. Buyer (or the Exchange Agent) shall make all computations contemplated by this Section 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

             (v) Deemed Non-Election. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline (the "No Election Shares") shall be deemed to have made a Stock Election. If Buyer or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares.

             (vi) Election Deadline. Buyer and the Company shall each use reasonable efforts to cause copies of the Form of Election to be mailed on the Mailing Date (as defined below) to each holder of record of shares of Company Common Stock as of a record date that shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are first mailed to holders of shares of Company Common Stock. In order to be effective, a Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on the 20th calendar day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the "Election Deadline"). All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

          (c) Anti-Dilution Provisions. If Buyer changes (or establishes a record date for changing) the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor or the effective time thereof shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately. If, between the date of this Agreement and the Effective Time, Buyer shall merge or consolidate with or into any other corporation and the terms of that transaction shall provide that Buyer Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Buyer Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Buyer Common Stock issuable to that shareholder as provided in this Agreement, the same kind and amount of securities or assets as shall be distributable upon that merger or consolidation with respect to one share of Buyer Common Stock. Nothing stated herein shall permit Buyer to take any action that is not permitted under Section 6.3 hereof without the written consent of the Company.

          (d) Dissenting Shares. Each outstanding share of Company Common Stock the holder or beneficial owner of which has perfected such holder or beneficial owner's right to demand payment under Section 89 of the MBCL, and has not effectively withdrawn or lost that right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to those rights as are granted by the MBCL. If, after the Effective Time, a holder or beneficial owner of Dissenting Shares fails to perfect, withdraws or loses its right to demand payment, such Dissenting Shares shall be deemed to be converted into, as of the Effective Time, the right to receive the Stock Consideration as provided in Section 2.1(b), without interest thereon, upon surrender of the Old Certificates previously constituting Dissenting Shares in accordance with Section 2.2 of this Agreement. The Company shall give Buyer (i) prompt notice upon receipt by the Company of any notice of intent to demand payment of the fair value of any shares of Company Common Stock and of withdrawals of any of those notices of intent and any other instruments provided pursuant to the MBCL and received by the Company that relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of appraisal rights under the MBCL. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any exercise of appraisal rights or settle or offer to settle any demands for fair value of

     Dissenting Shares under Section 89 of the MBCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

     SECTION 2.2  Exchange of Certificates.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, Buyer and the Surviving Corporation jointly and severally agree to deposit with the Exchange Agent an amount of cash and certificates representing the shares of Buyer Common Stock required to effect the conversion of Outstanding Shares and the Dissenting Shares (presuming that they will lose the right to dissent) into cash and Buyer Common Stock in accordance with
Section 2.1. Buyer and the Surviving Corporation jointly and severally agree promptly to deposit with the Exchange Agent additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for Fractional Shares or Dissenting Shares and to effect the conversion of the Outstanding Shares, which payments shall be made by the Exchange Agent. The cash and Buyer Common Stock deposited with the Exchange Agent pursuant to this Section 2.2(a) may not be used for any other purpose, except as provided in this Agreement. All cash deposited with the Exchange Agent pursuant to this Section 2.2(a) shall be invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $50 million ("Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payments to persons entitled thereto pursuant to this Section 2.2. Any net profit resulting from, or interest or income produced by, such investments shall be distributed to Buyer by the Exchange Agent upon Buyer's request.

     (b) Exchange and Payment Procedures. Upon surrender of an Old Certificate for cancellation to the Exchange Agent or to another agent or agents as may be appointed by Buyer for that purpose, together with a letter of transmittal, duly executed, the holder of the Old Certificate (other than an Old Certificate representing Dissenting Shares) shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Buyer Common Stock ("Buyer Shares"), if any, into which the shares of Company Common Stock previously represented by the Old Certificate are converted in accordance with
Section 2.1, (y) cash, if any, to which that holder is entitled in accordance with Section 2.1 and (z) any cash in lieu of Fractional Shares that the holder has the right to receive pursuant to Section 2.2(e) (the Buyer Shares and cash described in clauses (x), (y) and (z) above being referred to collectively as the "Aggregate Consideration"). If the Aggregate Consideration is to be delivered to any person who is not the person in whose name the Old Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Aggregate Consideration may be delivered to a transferee if the Old Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect that transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate (other than an Old Certificate representing Excluded Shares, which shall be canceled) shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Aggregate Consideration contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable to holders of the Old Certificates pursuant to provisions of this Article II.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or paid after the Effective Time with respect to Buyer Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the Buyer Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Old Certificate shall surrender such Old Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Old Certificate, there shall be paid to the record holder of the certificates representing whole Buyer Shares issued in exchange therefor (or the person who would be the record holder of the certificates representing fractional Buyer Shares if fractional Buyer Shares were issued in exchange therefor), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of Fractional Shares to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Buyer Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Buyer Shares.

     (d) No Further Ownership Rights in Company Common Stock.

     (i) After the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock.

     (ii) The payment of the Aggregate Consideration to be made to holders of Old Certificates upon conversion of shares of Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to those shares of Company Common Stock.

     (iii) If, after the Effective Time, Old Certificates are presented to Buyer for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares.

     (i) No certificates or scrip representing Fractional Shares of Buyer Common Stock shall be issued upon the surrender for exchange of Old Certificates, and those Fractional Shares will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer.

     (ii) To the extent a holder of Company Common Stock would otherwise have been entitled to receive a Fractional Share of Buyer Common Stock, that holder shall be entitled to receive in lieu thereof a payment in cash, without interest, in an amount equal to (x) such fraction multiplied by (y) Buyer's Average Price. The Fractional Shares of Buyer Common Stock shall be aggregated and no holder of Company Common Stock shall be entitled to receive cash in lieu of Fractional Shares in an amount equal to or greater than the value of one full share of Buyer Common Stock as calculated above.

     (f) Termination of Exchange Agent. Any certificates representing Buyer Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to Buyer, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Old Certificates and Dissenting Shares and unclaimed at the end of one year from the Effective Time shall be returned to Buyer, after which time any holder of unsurrendered Old Certificates shall look, as a general creditor only, to Buyer for payment of those funds to which the holder may be due, subject to applicable law. Notwithstanding anything herein stated, Buyer and the Surviving Corporation shall continue to be liable, after the expiration of the one-year period, for any payments required to be made under Section 89 of the MBCL and Section 2.1(d) hereof.

     (g) Withholding Rights. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock (or to any person pursuant to Section 2.2(i)) those amounts as it is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code of 1986 (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock (or to any person pursuant to Section 2.2(i)) in respect of which the deduction and withholding was made by Buyer.

     (h) Lost, Stolen or Destroyed Certificates. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to have been lost, stolen or destroyed, the amount to which such person would have been entitled under
Section 2.2 but for failure to deliver such certificate or certificates to the Exchange Agent shall nevertheless be paid to such person; provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation or Buyer with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

     (i) Stock Plans of the Company. At the Effective Time, all outstanding options to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time ("Company Stock Options") under the Company's Amended and Restated 1998 Incentive and Non-Qualified Stock Option Plan, 1998 Director Stock Option Plan, as Amended and Restated, and 2001 Stock Option and Incentive Plan ("Company Stock Plans"):

          (i) for the 4,311,936 of such options with a per share exercise price of $7.00 or less and 150,000 of such options issued to Cornelius Peterson, VIII with a per share exercise price of $18.00, each of which is listed under the heading "Assumed Company Stock Options" on Schedule 3.2 of the Company Disclosure Schedule ("Assumed Company Stock Options"), shall be converted into options to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Buyer Common Stock equal to (A) the number of shares of Company Common Stock subject to the Company Stock Option, multiplied by (B) the Exchange Ratio (such product rounded up (or down as provided below with respect to "incentive stock options") to the nearest whole number) (all such new options of an option holder, a "Replacement Option"), at an exercise price per share (rounded up or down to the nearest whole cent) equal to (y) the exercise price per share for the shares of Company Common Stock which were purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio; or

          (ii) for the 1,121,025 of such options with a per share exercise price of greater than $7.00, each of which is listed under the heading "Non-Assumed Company Stock Options" on Schedule 3.2 of the Company Disclosure Schedule ("Non-Assumed Company Stock Options"), shall not be assumed by Buyer but shall terminate, by their terms, 30 days following the date of written notice from the Company, which notice shall be given by the Company promptly following the Mailing Date, and such Non-Assumed Company Stock Options shall be immediately exercisable in full until the date of such termination.

     Notwithstanding the foregoing, each Assumed Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At the Effective Time, Buyer shall assume the Company Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options resulting from the conversion of Assumed Company Stock Options issued under such plans and that Buyer shall have no obligation with respect to any awards under the Company Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed Company Stock Plans. The Company shall not, and shall cause any plan committee or administrator not to, take any action prior to the Effective Time that will extend the exercise period of any Assumed Company Stock Option or cause the vesting period of any Assumed Company Stock Option to accelerate under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise amend the terms of outstanding Assumed Company Stock Options.

     (j) ESPP Options of the Company. At the Effective Time, each option ("ESPP Option") granted under the Company's 2000 Employee Stock Purchase Plan (the "Company ESPP") that is then outstanding shall be treated as an option to acquire, on the same terms and conditions as were applicable under such ESPP Option, the number of shares of Buyer Common Stock equal to (i) the number of shares of Company Common Stock subject to the ESPP Option, multiplied by (ii) the Exchange Ratio (such product rounded up to the nearest whole number).

     (k) Warrants of the Company. At the Effective Time, the warrants to purchase 20,000 shares of Company Common Stock issued to WireSpeed Communications Corp. dated May 22, 2000 (the "WireSpeed Warrants") shall be deemed to be assumed by Buyer and shall be converted into warrants to acquire, on the same terms and conditions as were applicable under the WireSpeed Warrants, the number of shares of Buyer Common Stock equal to (i) the number of shares of Company Common Stock subject to the WireSpeed Warrants, multiplied by
(ii) the Exchange Ratio (such product rounded up to the nearest whole number), at an exercise price per share (rounded up or down to the nearest whole cent) equal to (y) the exercise price per share for the shares of Company Common Stock that were purchasable pursuant to the WireSpeed Warrants divided by (z) the Exchange Ratio.

     (l) No Liability. No party to this Agreement shall be liable to any holder of shares of Company Common Stock for payment of the Merger Consideration (or dividends or distributions relating thereto) delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

     (m) Shares Held by Company Affiliates. Anything to the contrary in this Agreement notwithstanding, no shares of Buyer Common Stock (or certificates for such shares) shall be issued in exchange for any Old Certificate to any person who is expected to be an "affiliate" of the Company at the Effective Time (identified pursuant to Section 7.12) until such person shall have delivered to Buyer a duly executed letter agreement as contemplated by Section 7.12. Such person shall be subject to the restrictions described in such letter agreement, and such shares (or certificates for such shares) shall bear a legend describing such restrictions.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as otherwise set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule") or as otherwise described in the Company SEC Reports (defined in Section 3.5(a) below), the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

     SECTION 3.1 Organization, Standing, Qualification. Each of the Company's Subsidiaries is listed in the Company Disclosure Schedule under the heading "Subsidiaries." Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Company Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (defined below). "Material Adverse Effect" shall mean, with respect to the Company, Buyer or the Surviving Corporation, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its Subsidiaries taken as a whole, or on that party's ability to consummate the Merger (other than any such effect resulting from (a) any change, event, occurrence, or condition generally applicable to the industry in which the party and its Subsidiaries operate, (b) general economic or market conditions, or (c) the public announcement of this Agreement). A Material Adverse Effect on the Company, the Buyer or the Surviving Corporation is referred to as a "Company Material Adverse Effect," a "Buyer Material Adverse Effect" or a "Surviving Corporation Material Adverse Effect," as applicable. The copies of the charter and bylaws (or similar organizational documents) of the Company and each of its Subsidiaries provided to Buyer are complete and correct as of the date of this Agreement. A "Subsidiary" means, with respect to any corporation or other entity, any corporation or other entity in which the first entity owns, directly or indirectly, fifty percent or more of the securities or other ownership interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions.

     SECTION 3.2 Capitalization. The authorized capital stock of the Company consists of (i) 35 million shares of Company Common Stock, consisting of 26 million shares of Voting Stock (the "Company Voting Stock") and 9 million shares of Non-Voting Stock (the "Company Non-Voting Stock"), of which, as of the date of this Agreement, 7,093,666 shares of Company Voting Stock and 6,972,656 shares of Company Non-Voting Stock are issued and outstanding, and (ii) 5 million shares of Preferred Stock, par value $0.01 per share, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"), none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which the Company or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 5,582,961 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Company Disclosure Schedule,
(b) the Rights Agreement dated as of September 12, 2000, as amended, between the Company and American Stock Transfer and Trust Company (the "Company Rights Agreement"), under which each outstanding share of Company Common Stock has attached to it certain rights (the "Company Rights"), including rights under certain circumstances to purchase one one-thousandth of a share of Series A Preferred Stock at $200 per right, subject to adjustment, (c) 41,875 shares of Company Common Stock issued pursuant to the Company's 2000 Employee Stock Purchase Plan, and (d) 20,000 shares of Company Common Stock issuable upon the exercise of the WireSpeed Warrants. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Company Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which the Company or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Company Disclosure Schedule).

     SECTION 3.3 Authorization and Execution. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of Company Common Stock at the Company Shareholders Meeting, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders and the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Buyer and Buyer Subsidiary set forth in Article IV, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     SECTION 3.4 No Conflicts. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (b) except for (i) compliance with the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section 7.1(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, (iii) any filings required by the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and comparable filings, if any, in foreign jurisdictions and (iv) the filings required under the rules and regulations of Nasdaq National Market System, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Company Material Contract (defined in Section 3.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.5  SEC Reports; Financial Statements; No Undisclosed Liabilities.

     (a) The Company has made available to Buyer, in the form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC from February 1, 2001 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings are collectively called the "Company SEC Reports" and each is individually called a "Company SEC Report"). No Company SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Company SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed before the date of this Agreement that has been superseded by a subsequent Company SEC Report filed before the date of this Agreement. From February 1, 2001 to the date of this Agreement, the Company has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

     (b) The consolidated financial statements contained in the Company SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and the consolidated cash flows of the Company and its Subsidiaries for the periods indicated and are consistent with the books and records of the Company and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

     (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Company SEC Reports (the "Company Balance Sheet"), neither the Company nor any of its Subsidiaries had, as of the date of such Company Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of the Company prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Company Balance Sheet to the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Company Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     SECTION 3.6 Registration Statement; Joint Proxy Statement. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Company. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC and, after giving effect to all supplements and amendments thereto (if any), at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to shareholders of the Company and Buyer and, after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.7 Absence of Certain Changes or Events. From the date of the Company Balance Sheet to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither the Company nor any of its Subsidiaries has:

          (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

          (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of the Company's Subsidiaries to the Company or another of the Company's Subsidiaries;

          (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of options granted on or before the date of the Company Balance Sheet;

          (e) purchased any business, purchased any stock of any corporation other than the Company, or merged or consolidated with any person;

          (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to the Company and its Subsidiaries, taken as a whole;

          (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (i) borrowing incurred for working capital purposes under the Company's existing revolving credit facility and (ii) intercompany indebtedness;

          (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

          (i) except for this Agreement, entered into any commitment to do any of the foregoing;

          (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Company Material Adverse Effect;

          (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of the Company or its Subsidiaries ("Company Employee");

          (l) increased the compensation or benefits of any officer or director of the Company or any of its Subsidiaries, other than consistent with past practice; or

          (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Company Employee, except in the ordinary course of business consistent with past practice.

     SECTION 3.8  Tax Matters.

     (a) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, personal property, unclaimed property, real property, excise, sales, use, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise (collectively, "Taxes"). "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All such Tax Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes owed by any of them for all fiscal periods to and including the date of this Agreement.

     (b) There is no material dispute or claim concerning the Tax liability of any of the Company or its Subsidiaries claimed or raised by any authority in writing. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

     (c) The Company and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

     (d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was the Company.

     (e) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

     (g) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between the Company and its Subsidiaries.

     (h) The Company has delivered or made available to the Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to the Company and each of its Subsidiaries.

     (i) There is no contract, agreement, plan, or arrangement covering any Company Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

     (j) No written claims that, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect have been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (k) Neither the Company nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     (l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

     (m) Neither the Company nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

     SECTION 3.9 Owned Property. The Company Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. One or more of the Company and its Subsidiaries has good and valid title to all such real property, free and clear of all mortgages, liens, security interests, charges, and encumbrances, except (a) liens for Taxes, assessments, and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (b) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's, or other similar liens securing obligations that are not due and payable, that are due but not delinquent, or that are being contested in good faith and in respect of adequate reserves have been established, (c) mortgages, liens, security interests, charges, and encumbrances evidenced by any lease, contract, or agreement that is described in the Company Disclosure Schedule or in the Company SEC Reports or the non-disclosure of which therein does not constitute a misrepresentation under
Section 3.10(e), (d) imperfections of title and liens, charges, and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (e) in the case of any real property subject to a title commitment described in the Company Disclosure Schedule, imperfections of title and mortgages, liens, security interests, charges, and encumbrances that are shown on such title commitment or are otherwise of record. The Company and its Subsidiaries have sufficient title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Company Material Adverse Effect.

     Section 3.10 Material Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

          (a) employment, severance or non-competition agreements with Company Employees;

          (b) operating lease, whether as lessor or lessee, with respect to any real property;

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

          (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

          (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

          (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of the Company or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

          (f) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

          (g) plan of reorganization;

          (h) partnership or joint venture agreement;

          (i) collective bargaining agreement or agreement with any labor union or association representing the Company Employees;

          (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business, except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations of the Company remaining;

          (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

          (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

     All of the foregoing are collectively called "Company Material Contracts." To the extent Company Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to Buyer. To the extent Company Material Contracts are not evidenced by documents, written summaries have been delivered or made available to Buyer. Each Company Material Contract is in full force and effect, unless the failure of any Company Material Contracts to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Company Material Contracts, except for breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.11 Intellectual Property. The Company Disclosure Schedule contains a complete and correct list of all Company Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or copyrights, and all applications for any of the foregoing. The Company is the sole and exclusive owner of, or otherwise has a valid license or right to use, all the Company Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.9(a), except to the extent that such inability to use such Company Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation (currently and as anticipated for the future) of the Company's properties, assets and business, and the Company has the right to use all of the Company Proprietary Rights in all jurisdictions in which the Company conducts (or anticipates conducting in the future) its business except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each individual and entity, including each employee, agent, consultant and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice and/or development of the Company Proprietary Rights was at the time of such contribution or participation a party to and bound by a valid, enforceable, duly executed agreement with the Company containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of the Company as assignee that has conveyed to the Company all right, title and interest in and to all worldwide intellectual rights in the Company Proprietary Rights. No Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency and no party is currently pursuing or, to the Company's knowledge, threatening to pursue such action. There is, to the knowledge of the Company, no material existing infringement, misuse, or misappropriation of any Company Proprietary Rights by others. To the knowledge of the Company, the Company has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Company knows the Company proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, since January 1, 1998, the Company has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any offers to license, or any claim that the Company must license or refrain from using any Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Company Proprietary Rights. The Company has received no written opinion from counsel regarding the Proprietary Rights of third parties.

     "Company Proprietary Rights" means all Proprietary Rights owned, licensed or otherwise used by the Company in the operation of its business.

     "Proprietary Rights" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (f) of this paragraph (in whatever form or medium), and (h) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through
(f) of this paragraph.

     SECTION 3.12 Litigation. The Company Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against the Company or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

     SECTION 3.13  Permits, Licenses, Authorizations; Compliance with
Laws. Each of the Company and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither the Company nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 3.8) or, to the knowledge of the Company, threatened, and (ii) to the knowledge of the Company, no governmental authority has indicated an intention to conduct any such investigation or review.

     SECTION 3.14 No Brokers or Finders. Except for Thomas Weisel Partners LLC, the Company has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

     SECTION 3.15  Benefit Plans.

     (a) Each employee pension benefit plan ("Pension Plan"), as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employee welfare benefit plan ("Welfare Plan"), as defined in Section 3(1) of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement, funded or unfunded, written or oral ("Benefit Plan"), which is currently maintained by the Company or any of its ERISA Affiliates (defined in Section 3.15(n) below) or to which the Company or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which the Company or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "Company Employee Plans" and each, individually, a "Company Employee Plan"), and each management, employment, severance, consulting, non-compete or similar agreement or contract between the Company or any of its Subsidiaries and any Company Employee pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise ("Company Employee Agreement"), is listed in the Company Disclosure Schedule. True and complete copies have been delivered or made available to Buyer of (i) all material documents embodying or relating to each Company Employee Plan and each Company Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) a statement of alternative form of compliance pursuant to U.S. Department of Labor ("DOL") Regulation sec.2520.104-23, if any, filed for each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any, for each Company Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (vi) the most recent summary plan description together with all subsequent summaries of material modifications, if any, required under ERISA with respect to each Company Employee Plan; and (vii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, filed as required under ERISA in connection with each Company Employee Plan or related trust. None of the Company, nor any of its Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan, to enter into any Company Employee Agreement or to modify or to terminate any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Company Employees.

     (b) The Company and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Company Employee Plans, ERISA, the Code, or other applicable laws.

     (c) Each Company Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Employee Plan is so qualified and that each trust forming a part of any such Company Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, no circumstances exist which would adversely affect this qualification or exemption.

     (d) Each Company Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Company Employee Plan have been timely filed, other than filings that are inconsequential.

     (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the knowledge of the Company, any plan fiduciary by the IRS, the DOL, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary with respect to any Company Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Company Employee Plan that would result in the imposition of any material tax under Chapter 43 of Subtitle D of the Code. Neither the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan maintained by the Company or its Subsidiaries has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under
Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax imposed by the Code or ERISA with respect to any Company Employee Plan.

     (f) Each Company Employee Plan (other than Company Employee Agreements) can be amended, terminated or otherwise discontinued without liability to the Company, any of its Subsidiaries or any of its ERISA Affiliates, other than for benefits accrued to date and administrative costs.

     (g) No liability under any Company Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

     (h) Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (i) None of the Company, nor any of its Subsidiaries or ERISA Affiliates
(i) maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

     (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Buyer to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     (k) There is no commitment covering any Company Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

     (l) The Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

     (m) No work stoppage or labor strike against the Company or any of its Subsidiaries by Company Employees is pending or threatened. Neither the Company nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Company Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) is engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is presently, nor has been in the past six years, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates. No Company Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such Company Employees are threatened or ongoing.

     (n) For purposes of this Agreement, "ERISA Affiliate" means, with respect to the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, each trade, business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

     SECTION 3.16  Environmental Matters.

     (a) For purposes of Sections 3.16 and 4.16:

          (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. sec. 1201 et seq., the Clean Water Act, 33 U.S.C. sec. 1321 et seq., the Clean Air Act, 42 U.S.C.
     sec. 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. sec.sec. 641 et seq., and any other federal, state, local, or other governmental statute, regulation, law, published and legally binding guidance document, ordinance, common law cause of action, judicial or administrative decision, order or decree relating to Environmental Matters;

          (ii) "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, health or safety of employees or any matter arising out of, relating to, or resulting from emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

          (iii) "Hazardous Substance" means any pollutant, contaminant, hazardous or extremely hazardous substance, or waste, solid waste, asbestos and asbestos-containing material, polychlorinated biphenyls (PCBs) and PCB-containing equipment, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

     (b) The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (c) There are no written claims or notices (including notices that the Company or any of its Subsidiaries--or any person whose liability has been retained or assumed contractually by the Company or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened, that are based on or related to any Environmental Matters relating to the Company or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by the Company or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries).

     (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, no site at or to which the Company or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable state list of properties to be investigated and/or remediated.

     (f) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

     (g) The Company has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to the Company or its Subsidiaries.

     SECTION 3.17 Insurance. The Company Disclosure Schedule contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither the Company nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries.

     SECTION 3.18 Amendment to Company Rights Agreement. The Board of Directors of the Company has amended the Company Rights Agreement to provide that (a) neither Buyer nor Buyer Subsidiary will become an "Acquiring Person" (as defined in the Company Rights Agreement) as a result of the execution of this Agreement, or the consummation of the Merger, (b) no "Shares Acquisition Date," "Distribution Date" or "Section 11(a)(ii) Trigger Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger, and (c) all outstanding Company Rights issued and outstanding under the Company Rights Agreement will expire immediately before the Effective Time.

     SECTION 3.19 Opinion of Financial Adviser. The Company's Board of Directors has received the opinion of Thomas Weisel Partners LLC to the effect that, as of the date of this Agreement, the consideration to be received by the Company's shareholders in the Merger is fair to such shareholders from a financial point of view.

     SECTION 3.20 Voting Requirements. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Voting Stock, voting as a single class at the Company Shareholders Meeting to approve this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby. The holders of the issued and outstanding Company Non-Voting Stock are not entitled to vote to approve this Agreement and the transactions contemplated hereby.

     SECTION 3.21 Distributors, Suppliers and Customers. To the Company's knowledge, the relationships of the Company with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Company that supplied more than $50,000 of products to the Company during the year ended January 31, 2001 or is reasonably expected to supply more than $50,000 of products to the Company during the year ending January 31, 2002, or (ii) distributor or other customer who accounted for more than $50,000 of the Company's sales of Company Products or services during the year ended January 31, 2001, or is reasonably expected to account for more than $50,000 of such sales during the year ending January 31, 2002, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company.

     SECTION 3.22 Stockholder Agreement. As of the date of this Agreement, Sorrento Networks Corporation, a New Jersey corporation ("Sorrento"), has entered into the Stockholder Agreement with Buyer, in substantially the form of Exhibit A hereto (the "Stockholder Agreement"), with respect to the Buyer Common Stock issuable to Sorrento pursuant to Section 2.1.

     SECTION 3.23 Key Employees. The key employees of the Company identified by Buyer in Section 3.23 of the Buyer Disclosure Schedule have entered into non-compete and non-solicitation agreements with Buyer, substantially in the form of Exhibit B attached hereto.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

     Except as otherwise set forth in the disclosure schedule delivered by Buyer to the Company concurrently with the execution and delivery of this Agreement (the "Buyer Disclosure Schedule") or as otherwise described in the Buyer SEC Reports (defined in Section 4.5(a)), Buyer and Buyer Subsidiary represent and warrant to the Company as follows:

     SECTION 4.1 Organization, Standing, Qualification. Each of Buyer's Subsidiaries is listed in the Buyer Disclosure Schedule under the heading "Subsidiaries." Buyer and each of its Subsidiaries (including Buyer Subsidiary) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Buyer Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Buyer and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. The copies of the charter and bylaws (or similar organizational documents) of Buyer and each of its Subsidiaries provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary is newly formed and wholly owned by Buyer, has no employees and no material assets or liabilities, and has not engaged in any business except in connection with this Agreement.

     SECTION 4.2 Capitalization. The authorized capital stock of Buyer consists of (i) 60 million shares of Buyer Common Stock, of which, as of the date of this Agreement, 16,425,606 shares are issued, excluding 1,052,286 shares held in the treasury of the Buyer and (ii) 2 million shares of Preferred Stock, par value $0.01 per share, of which 200,000 have been designated as Series A Junior Participating Preferred Shares ("Buyer Series A Preferred Stock"), none of which, as of the date of this Agreement, is issued and outstanding. The authorized capital stock of Buyer Subsidiary consists of 10,000 shares of common stock, of which, as of the date of this Agreement, 1,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Buyer and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which Buyer or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, Buyer or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 3,797,929 shares of Buyer Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Buyer Disclosure Schedule and (b) the Rights Agreement dated as of June 10, 1998 between Buyer and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as amended by Amendment dated as of January 26, 1999 (the "Buyer Rights Agreement"), under which each outstanding share of Buyer Common Stock has attached to it certain rights (the "Buyer Rights"), including rights under certain circumstances to purchase one one-hundredth of a share of Buyer Series A Preferred Stock at $115 per right, subject to adjustment. There are no voting trusts, proxies or other agreements or understandings to which Buyer or Buyer Subsidiary is a party with respect to the voting of capital stock of Buyer or Buyer Subsidiary. Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Buyer Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which Buyer or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Buyer Disclosure Schedule).

     SECTION 4.3 Authorization and Execution. Each of Buyer and Buyer Subsidiary has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Buyer Common Stock at the Buyer Shareholders Meeting (defined in Section 7.1(a)), to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by Buyer as sole shareholder of Buyer Subsidiary and by their respective Boards of Directors, and no further corporate action of Buyer or Buyer Subsidiary, other than the approval of Buyer's shareholders and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties of the Company set forth in Article III, constitutes the legal, valid, and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against each of Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

     SECTION 4.4 No Conflicts. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Buyer or any of its Subsidiaries, (b) except for (i) compliance with the Securities Act and the Exchange Act, including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section 7.1(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, (iii) any filings required by the pre-merger notification requirements of the HSR Act and comparable filings, if any, in foreign jurisdictions and (iv) the filings required under the rules and regulations of Nasdaq National Market System, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of Buyer or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to Buyer or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to Buyer or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of Buyer or any of its Subsidiaries under, any Buyer Material Contract (defined in Section 4.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.5  SEC Reports; Financial Statements; No Undisclosed Liabilities.

     (a) Buyer has made available to the Company, in the form filed with the SEC, all reports, registration statements, and other filings (including amendments to previously filed documents) filed by Buyer with the SEC from October 1, 2000 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings are collectively called the "Buyer SEC Reports" and each is individually called a "Buyer SEC Report"). No Buyer SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Buyer SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Buyer SEC Report filed before the date of this Agreement that has been superseded by a subsequent Buyer SEC Report filed before the date of this Agreement. From October 1, 2000 to the date of this Agreement, Buyer has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

     (b) The consolidated financial statements contained in the Buyer SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of Buyer and its Subsidiaries for the periods indicated and are consistent with the books and records of Buyer and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

     (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Buyer SEC Reports (the "Buyer Balance Sheet"), neither Buyer nor any of its Subsidiaries had, as of the date of such Buyer Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of Buyer prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Buyer Balance Sheet to the date of this Agreement, neither Buyer nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Buyer dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Buyer Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.6 Registration Statement; Joint Proxy Statements. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act or of the Exchange Act, as the case may be, applicable to Buyer. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC, after giving effect to all supplements and amendments thereto (if any), and at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to the shareholders of the Company and Buyer, and after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.7 Absence of Certain Changes or Events. From the date of the Buyer Balance Sheet to and including the date of this Agreement, Buyer and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither Buyer nor any of its Subsidiaries has:

          (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

          (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of Buyer's Subsidiaries to Buyer or another of Buyer's Subsidiaries;

          (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Buyer Common Stock upon the exercise of options, granted on or before the date of the Buyer Balance Sheet;

          (e) purchased any business, purchased any stock of any corporation other than Buyer, or merged or consolidated with any person;

          (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to Buyer and its Subsidiaries, taken as a whole;

          (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (A) borrowing incurred for working capital purposes under Buyer's existing revolving credit facility and (B) intercompany indebtedness;

          (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

          (i) except for this Agreement, entered into any commitment to do any of the foregoing;

          (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Buyer Material Adverse Effect;

          (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Buyer, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of Buyer or its Subsidiaries ("Buyer Employee");

          (l) increased the compensation or benefits of any officer or director of Buyer or any of its Subsidiaries, other than consistent with past practice; or

          (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Buyer Employee, except in the ordinary course of business consistent with past practice.

     SECTION 4.8  Tax Matters.

     (a) Buyer and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to Taxes. All Tax Returns were correct and complete in all material respects. Buyer and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes owed by any of them for all fiscal periods to and including the date of this Agreement.

     (b) There is no material dispute or claim concerning the Tax liability of any of Buyer or its Subsidiaries claimed or raised by any authority in writing. Neither Buyer nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

     (c) Buyer and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

     (d) Neither Buyer nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was Buyer.

     (e) Neither Buyer nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (f) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (g) Neither Buyer nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between Buyer and its Subsidiaries.

     (h) Buyer has delivered or made available to the Company true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Buyer and each of its Subsidiaries.

     (i) There is no contract, agreement, plan, or arrangement covering any Buyer Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

     (j) No written claims that, in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect have been made by an authority in a jurisdiction where any of Buyer or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (k) Neither Buyer nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     (l) Neither Buyer nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

     (m) Neither Buyer nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

     SECTION 4.9 Owned Property. Buyer and its Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Buyer Material Adverse Effect.

     SECTION 4.10 Material Contracts. Neither Buyer nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

          (a) employment, severance or non-competition agreements with Buyer Employees;

          (b) operating lease, whether as lessor or lessee, with respect to any real property;

          (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

          (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

          (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of Buyer or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

          (f) contract restricting Buyer or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

          (g) plan of reorganization;

          (h) partnership or joint venture agreement;

          (i) collective bargaining agreement or agreement with any labor union or association representing the Buyer Employees;

          (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations remaining;

          (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

          (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

     All of the foregoing are collectively called "Buyer Material Contracts." To the extent Buyer Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to the Company. To the extent Buyer Material Contracts are not evidenced by documents, written summaries have been delivered or made available to the Company. Each Buyer Material Contract is in full force and effect, unless the failure of any Buyer Material Contracts to be in full force and effect has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any other party is in breach of or in default under any of the Buyer Material Contracts, except for breaches or defaults that have not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     SECTION 4.11 Intellectual Property. The Buyer Disclosure Schedule contains a complete and correct list of all Buyer Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or copyrights, and all applications for any of the foregoing. Buyer is the sole and exclusive owner of, or otherwise has a valid license or right to use, all Buyer Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.9(a), except to the extent that such inability to use such Buyer Proprietary Rights would not have, individually or in the aggregate, a Buyer Material Adverse Effect. The Buyer Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation (currently and as anticipated for the future) of Buyer's properties, assets and business, and Buyer has the right to use all of the Buyer Proprietary Rights in all jurisdictions in which Buyer conducts (or anticipates conducting in the future) its business, except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Each individual and entity, including each employee, agent, consultant and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice and/or development of the Buyer Proprietary Rights was at the time of such contribution or participation a party to and bound by a valid, enforceable, duly executed agreement with Buyer containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of Buyer as assignee that has conveyed to Buyer all right, title and interest in and to all worldwide intellectual rights in the Buyer Proprietary Rights. No Buyer Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency and no party is currently pursuing or, to Buyer's knowledge, threatening to pursue such action. There is, to the knowledge of Buyer, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. To the knowledge of Buyer, Buyer has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Buyer knows the Buyer proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and, since January 1, 1998, Buyer has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any offers to license, or any claim that Buyer must license or refrain from using any Buyer Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. To the knowledge of Buyer, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Buyer Proprietary Rights. Buyer has received no written opinion from counsel regarding the Proprietary Rights of third parties.

     "Buyer Proprietary Rights" means all Proprietary Rights owned, licensed or otherwise used by Buyer in the operation of its business.

     SECTION 4.12 Litigation. The Buyer Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against Buyer or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

     SECTION 4.13  Permits, Licenses, Authorizations; Compliance with
Laws. Each of Buyer and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither Buyer nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to Buyer or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 4.8) or, to the knowledge of Buyer, threatened, and (ii) to the knowledge of Buyer, no governmental authority has indicated an intention to conduct any such investigation or review.

     SECTION 4.14 No Brokers or Finders. Except for BMO Nesbitt Burns Corp., Buyer has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

     SECTION 4.15  Benefit Plans.

     (a) Each Pension Plan, Welfare Plan and Benefit Plan, which is currently maintained by Buyer or any of its ERISA Affiliates or to which Buyer or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which Buyer or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "Buyer Employee Plans" and individually, a "Buyer Employee Plan"), and each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between Buyer or any of its Subsidiaries and any Buyer Employee pursuant to which Buyer or any of its Subsidiaries has or may have any liability, contingent or otherwise ("Buyer Employee Agreement"), is listed in the Buyer Disclosure Schedule. True and complete copies have been delivered or made available to the Company of (i) all material documents embodying or relating to each Buyer Employee Plan and each Buyer Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Buyer Employee Plan; (iii) a statement of alternative form of compliance pursuant to DOL Regulation sec. 2520.104-23, if any, filed for each Buyer Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the IRS, if any, for each Buyer Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Buyer Employee Plan is funded, the most recent annual and periodic accounting of Buyer Employee Plan assets; (vi) the most recent summary plan description together with all subsequent summaries of material modifications, if any, required under ERISA with respect to each Buyer Employee Plan; and (vii) the three most recent annual reports

(Series 5500 and all schedules thereto), if any, filed as required under ERISA, in connection with each Buyer Employee Plan or related trust. None of Buyer, Buyer Subsidiary or any of Buyer's Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Buyer Employee Plan, to enter into any Buyer Employee Agreement or to modify or to terminate any Buyer Employee Plan or Buyer Employee Agreement (except to the extent required by law or to conform any such Buyer Employee Plan or Buyer Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Buyer Employees.

     (b) Buyer and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Buyer Employee Plans, ERISA, the Code, or other applicable laws.

     (c) Each Buyer Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Buyer Employee Plan is so qualified and that each trust forming a part of any such Buyer Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the knowledge of Buyer, no circumstances exist which would adversely affect this qualification or exemption.

     (d) Each Buyer Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Buyer Employee Plan have been timely filed, other than filings that are inconsequential.

     (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its ERISA Affiliates or, to the knowledge of Buyer, any plan fiduciary by the IRS, the DOL, the PBGC, or any participant or beneficiary with respect to any Buyer Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Buyer Employee Plan that would result in the imposition of any material tax under Chapter 43 of Subtitle D of the Code. Neither Buyer nor any of its ERISA Affiliates nor, to the knowledge of Buyer, any plan fiduciary of any Pension or Welfare Plan maintained by Buyer or its Subsidiaries has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any material excise tax imposed by the Code or ERISA with respect to any Buyer Employee Plan.

     (f) Each Buyer Employee Plan (other than Buyer Employee Agreements) can be amended, terminated or otherwise discontinued without liability to Buyer, any of its Subsidiaries or any of its ERISA Affiliates, other than for benefits accrued to date and administrative costs.

     (g) No liability under any Buyer Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Buyer or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

     (h) Neither the Buyer nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

     (i) None of Buyer nor any of its Subsidiaries or ERISA Affiliates (i) maintains or contributes to any Buyer Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Buyer Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or

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

contracted (whether in oral or written form) to any Buyer Employee (either individually or to Buyer Employees as a group) that such Buyer Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

     (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Buyer Employee Plan, Buyer Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Buyer Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Buyer or the Company to amend or terminate any Buyer Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

     (k) There is no commitment covering any Buyer Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

     (l) Buyer and each of its Subsidiaries (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Buyer Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Buyer Employees.

     (m) No work stoppage or labor strike against Buyer or any of its Subsidiaries by Buyer Employees is pending or threatened. Neither Buyer nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Buyer Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or
(iii) is presently, nor has been in the past six years a party to, or bound by, any collective bargaining agreement or union contract with respect to Buyer Employees and no such agreement or contract is currently being negotiated by Buyer or any of its affiliates. No Buyer Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of Buyer, no activities the purpose of which is to achieve such representation of all or some of such Buyer Employees are threatened or ongoing.

     SECTION 4.16  Environmental Matters.

     (a) Buyer and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all Environmental Permits, and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     (b) There are no written claims or notices (including notices that Buyer or any of its Subsidiaries -- or any Person whose liability has been retained or assumed contractually by Buyer or any of its Subsidiaries -- is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Buyer, threatened that are based on or related to any Environmental Matters relating to Buyer or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

     (c) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by Buyer or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by Buyer or any of its Subsidiaries (or, to the knowledge of Buyer, any real property formerly owned, leased or operated by Buyer or any of its Subsidiaries, or any predecessor of Buyer or any of its Subsidiaries).

     (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, no site at or to which Buyer or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the CERCLIS list, or any comparable state list of properties to be investigated and/or remediated.

     (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by Buyer or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

     (f) Buyer has delivered or made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Buyer or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to Buyer or its Subsidiaries.

     SECTION 4.17 Insurance. The Buyer Disclosure Schedule contains a list of all insurance policies maintained by Buyer and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither Buyer nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Buyer or its Subsidiaries.

     SECTION 4.18 Opinion of Financial Adviser. Buyer's Board of Directors has received the opinion of BMO Nesbitt Burns Corp. to the effect that, as of the date of this Agreement, the consideration to be paid by Buyer in the Merger is fair to Buyer's shareholders from a financial point of view.

     SECTION 4.19 Voting Requirements. The affirmative vote of the holders of a majority of the issued and outstanding shares of Buyer Common Stock present at the Buyer Shareholders Meeting, voting as a single class at the Buyer Shareholders Meeting, to approve the Stock Issuance (defined in Section 7.1(a)), is the only vote of the holders of any class or series of Buyer's capital stock necessary in connection with this Agreement and the transactions contemplated hereby.

     SECTION 4.20 Distributors, Suppliers and Customer. To the knowledge of Buyer, the relationships of Buyer with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Buyer that supplied more than $50,000 of products to Buyer during the year ended September 30, 2001 or is reasonably expected to supply more than $50,000 of products to Buyer during the year ending September 30, 2002, or (ii) distributor or other customer who accounted for more than $50,000 of Buyer's sales of Buyer Products or services during the year ended September 30, 2001 or is reasonably expected to account for more than $50,000 of such sales during the year ending September 30, 2002, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Buyer.

                                   ARTICLE V

           OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

     SECTION 5.1 Preservation of Business. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself and the Surviving Corporation the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with the Company or any of its Subsidiaries, except as otherwise consented to in writing by Buyer.

     SECTION 5.2 Ordinary Course. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer.

     SECTION 5.3 Negative Covenants of the Company. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer, the Company will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

          (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

          (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

          (d)  amend its charter, bylaws, or similar organizational documents;

          (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of any options or of any Company Rights under the Company Rights Agreement, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

          (f) purchase any capital assets or make any capital expenditures (except as set forth in the Company's current capital expenditures budget, a copy of which has been delivered to Buyer) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

          (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to the Company and its Subsidiaries, taken as a whole;

          (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under the Company's existing revolving credit facility or (ii) intercompany indebtedness;

          (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Company Employee, officer or director;

          (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

          (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

          (l) enter into any new Company Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to the Company or any of its Subsidiaries any existing Company Material Contract;

          (m) (i) pay, discharge, settle or satisfy any material claims against the Company or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

          (n) enter into any agreement with any of their respective affiliates (other than wholly owned Subsidiaries of the Company);

          (o) (i) relinquish, waive or release any material contractual or other right or claim of the Company or its Subsidiaries, or (ii) knowingly dispose of or permit to lapse any rights in any material Company Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or adviser to, the Company or any of its Subsidiaries of the Company or otherwise knowingly dispose of any trade secret, process or know-how not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

          (p) except pursuant to the fiduciary duties of the Board of Directors of the Company as set forth in Sections 7.1(a) and (b), or as expressly permitted pursuant to Sections 7.2 or 9.1, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or
     (ii) prevent, materially delay or materially impede the consummation of the Merger; or

          (q)  enter into any commitment to do any of the foregoing.

     SECTION 5.4 Tax Covenant. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to the Company or any of its Subsidiaries, and (ii) will promptly notify the Buyer of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

     SECTION 5.5 Third-Party Consents. The Company shall, and shall cause its Subsidiaries to, use reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to Buyer.

                                   ARTICLE VI

              OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

     SECTION 6.1 Preservation of Business. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with Buyer or any of its Subsidiaries, except as otherwise consented to in writing by the Company.

     SECTION 6.2 Ordinary Course. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company.

     SECTION 6.3 Negative Covenants of Buyer. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company, Buyer will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

          (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

          (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

          (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

          (d) amend its charter, bylaws, or similar organizational documents;

          (e) purchase any material business, purchase a material amount of any stock of any corporation, or merge or consolidate with any person;

          (f) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to Buyer and its Subsidiaries, taken as a whole;

          (g) except as expressly permitted pursuant to Section 9.1, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or (ii) prevent, materially delay or materially impede the consummation of the Merger; or

          (h) enter into any commitment to do any of the foregoing.

     SECTION 6.4 Tax Covenant. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to Buyer or any of its Subsidiaries, and (ii) will promptly notify the Company of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

     SECTION 6.5 Third-Party Consents. Buyer shall, and shall cause its Subsidiaries to, use reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger. Buyer shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to the Company.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 Shareholders' Meetings; Registration Statement and Joint Proxy Statement.

     (a) The Company shall cause a special meeting of its shareholders (the "Company Shareholders Meeting") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the Merger. Buyer shall cause a special meeting of its shareholders (the "Buyer Shareholders Meeting") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of the issuance of shares of Buyer Common Stock in the Merger as contemplated by this Agreement (the "Stock Issuance"). The Company Shareholders Meeting and the Buyer Shareholders Meeting are referred to together as the "Shareholder Meetings." The Board of Directors of the Company shall recommend to the Company's shareholders that they vote in favor of approval of this Agreement and the Merger; provided, however, that the Board of Directors of the Company shall not be obligated to recommend approval of this Agreement and the Merger to its shareholders if the Company has received a Company Superior Third-Party Acquisition Offer (defined in Section 7.2(a)) and the Board of Directors of the Company shall determine that it wishes to recommend approval of the Company Superior Third-Party Acquisition Offer, and, therefore, that the recommendation of this Agreement and the Merger should not be made. The Board of Directors of Buyer shall recommend to Buyer's shareholders that they vote in favor of approval of the Stock Issuance. The persons and entities owning shares of Buyer listed on Schedule 7.1(a) of the Buyer Disclosure Schedule (the "Named Buyer Stockholders") have delivered to the Company an agreement (the "Buyer Stockholder Agreement") among the Named Buyer Stockholders and the Company, dated the date of this Agreement, and irrevocable proxies granting to the Company, pursuant to the terms of the Buyer Stockholder Agreement, the right to vote all of the Buyer Common Stock of the Named Buyer Stockholders in favor of the Stock Issuance at the Buyer Shareholders Meeting. The persons and entities owning shares of the Company listed on Schedule 7.1(a) of the Company Disclosure Schedule (the "Named Company Stockholders") have delivered to Buyer an agreement (the "Company Stockholder Agreement") among the Named Company Stockholders and Buyer, dated the date of this Agreement, and irrevocable proxies granting to Buyer, pursuant to the terms of the Company Stockholder Agreement, the right to vote all of the Company Voting Stock of the Named Company Stockholders in favor of approval of this Agreement and the Merger at the Company Shareholders Meeting.

     (b) The Company and Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to the Company Shareholders Meeting and the Buyer Shareholders Meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "Joint Proxy Statement"). Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a registration statement on Form S-4 in connection with the issuance of shares of Buyer Common Stock in the Merger (the "Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus. The Company and Buyer
(i) shall use reasonable best efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and (ii) as soon as reasonably practicable thereafter, shall cause copies of the Joint Proxy Statement and form of proxy to be mailed to their respective shareholders in accordance with applicable provisions of law. The Joint Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company's and Buyer's shareholders of copies of the Joint Proxy Statement and form of proxy, the Company and Buyer shall use reasonable best efforts to solicit proxies in connection with the Company Shareholders Meeting and the Buyer Shareholders Meeting, respectively, in favor of, in the case of the Company, approval of this Agreement and, in the case of Buyer, approval of the Stock Issuance, unless, in the case of the Company, the Company has received a Company Superior Third-Party Acquisition Offer and the Board of Directors of the Company shall determine that it wishes to recommend approval of the

Company Superior Third-Party Acquisition Offer, and, therefore, that such solicitation should not be made. The Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

     (c) The Company and Buyer each shall engage a nationally recognized proxy solicitor (that is reasonably acceptable to the other) to solicit proxies in connection with the special meeting of its shareholders in favor of approval of, in the case of the Company, this Agreement, and, in the case of Buyer, the Stock Issuance.

     (d) The Company and Buyer will coordinate and cooperate with respect to the timing of the shareholder approvals and will use reasonable efforts to hold the Shareholder Meetings on the same day and to secure such approvals as soon as practicable after the date on which the Registration Statement becomes effective.

     SECTION 7.2  No Shopping.

     (a) From the date hereof until the Effective Time, the Company and its Subsidiaries will not, and will not permit any officer, director, financial adviser, or other agent or representative of the Company and its Subsidiaries, directly or indirectly, to:

          (i) take any action to seek, encourage, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company or any of its Subsidiaries, to merge or consolidate with the Company or any of its Subsidiaries, or to otherwise acquire, except to the extent not prohibited by Section 5.3, any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a "Company Third-Party Acquisition Offer"), or

          (ii) with respect to a Company Third-Party Acquisition Offer to acquire, by tender offer, merger, acquisition of assets or otherwise, 40% or more of the Outstanding Shares or assets of the Company, engage in discussions or negotiations concerning a Company Third-Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any of its Subsidiaries or any confidential or proprietary trade or business information relating to the business of the Company or any of its Subsidiaries, or afford access to the properties, books, or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, any person or group that the Company has reason to believe is considering a Company Third-Party Acquisition Offer; unless
     (A) before furnishing such non-public information or access to such person or group, the Company's Board of Directors shall receive from such person an executed confidentiality and standstill agreement that is no less favorable to the Company than the Confidentiality Agreement dated May 17, 2001 between the Company and Buyer, together with the Mutual Non-Disclosure Agreement dated May 25, 2001 between the Company and Thomas Weisel Partners LLC (together, the "Confidentiality Agreement") and all information provided to such person or group shall be provided on a substantially concurrent basis to Buyer, and (B) before entering into discussions or negotiations with such person or group, the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel and financial adviser, that such Company Third-Party Acquisition Offer is reasonably likely to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is committed or, in the good-faith judgment of the Company's Board of Directors, is reasonably capable of being obtained by the third party (a "Company Superior Third-Party Acquisition Offer").

     (b) In addition to the obligations of the Company set forth above, the Company promptly shall advise Buyer orally and in writing of any Company Third-Party Acquisition Offer or any inquiry or request for information that the Company reasonably believes could lead to or contemplates a Company Third-Party Acquisition Offer and the terms and conditions thereof, including the identity of the offeror or person making the request or inquiry, and the Company shall keep Buyer informed in all material respects of the status and details thereof (including changes or amendments thereto).

     (c) Nothing in this Section 7.2 shall operate to hinder or prevent the Company from fully complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Third-Party Acquisition Offer.

     (d) The Company shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a Company Third-Party Acquisition Offer, unless the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Massachusetts law. Notwithstanding anything stated in this Section 7.2(d), the Company need not refuse a request from any person who has signed a standstill agreement with the Company to make a Company Third-Party Acquisition Offer to the Chief Executive Officer or the Board of Directors of the Company if the Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Massachusetts law.

     SECTION 7.3 Access to Information. From the date hereof until the Effective Time, the Company and Buyer will each give the other and its respective counsel, financial advisers, auditors, and other authorized representatives and its financing sources reasonable access to its and its Subsidiaries' offices, properties, books, and records at all reasonable times and upon reasonable notice, and will instruct its and its Subsidiaries' employees, counsel, financial advisers, and auditors to cooperate with the other and each such representative and financing source in all reasonable respects in its investigation of the business of Buyer and the Company, as the case may be, and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the other and its Subsidiaries and will take all reasonable precautions to protect the confidentiality of any information of the other and its Subsidiaries disclosed to such persons during such investigation.

     SECTION 7.4 Amendment of the Company's Employee Plans. The Company will, effective at or immediately before the Effective Time, cause any Company Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Company Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger or to terminate any such Company Employee Plans prior to the Merger if requested by Buyer.

     SECTION 7.5 Certain Resignations. The Company will use reasonable efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company's Subsidiaries.

     SECTION 7.6 Confidentiality Agreements. The Confidentiality Agreement (except for Section 5 thereof) shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Confidentiality Agreement (except for Section 5 thereof).

     SECTION 7.7 Employee Benefits. From and after the Effective Time, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any of its Subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving Corporation, Buyer, or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate, service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Surviving Corporation, Buyer, or such affiliate.

     SECTION 7.8 Indemnification. All rights to indemnification, expense advancement, and exculpation existing in favor of any present or former director, officer, or employee of the Company or any of its Subsidiaries as provided in the charter, bylaws, or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 7.8.

     SECTION 7.9 Directors and Officers Liability Insurance. For a period of at least six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the amount of the insurance coverage required pursuant to clause
(a) of this Section 7.9 exceeds 200% of the amount currently expended by the Company for such insurance coverage, Buyer shall maintain or provide the most advantageous policies of directors' and officers' liability insurance for all present and former directors and officers of the Company or any of its Subsidiaries obtainable for an annual premium equal to no more than 200% of the amount currently expended by the Company for such insurance coverage.

     SECTION 7.10 Cooperation. Prior to the Effective Time, to the extent permitted by law, each of Buyer and the Company shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of the other to discuss material operational matters and the general status of its ongoing operations; (ii) promptly notify the other of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; and (iii) promptly provide the other (or the other's counsel) with copies of all filings made by it or any of its Subsidiaries with any state, federal or foreign court, administrative agency, commission or other governmental authority in connection with this Agreement and the transactions contemplated by this Agreement.

     SECTION 7.11  Satisfaction of Conditions to the Merger; Notification.

     (a) Subject to the terms and conditions of this Agreement and the fiduciary duties of the Boards of Directors of the Company and Buyer, each of the Company and Buyer agrees to use reasonable efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of Buyer and the Company, respectively, described in Section 7.1(a)), as promptly as practicable after the date of this Agreement, including using reasonable efforts to cause the conditions precedent set forth in Article VIII to be satisfied.

     (b) Each of the Company and Buyer shall, as promptly as reasonably practicable, give notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.2(a) or 8.3(a), as the case may be, would not be satisfied; provided, however, that no notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 7.12 Rule 145 Affiliates. Prior to the date of the Company Shareholders Meeting, the Company shall deliver to Buyer a letter, substantially in the form of Exhibit C attached hereto, identifying all persons who are expected to be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Company Affiliates"). The list of Company Affiliates shall be updated as necessary to reflect changes from the date of the letter. The Company shall use reasonable efforts to cause to be delivered to Buyer on or prior to the date of the Company Shareholders Meeting a letter agreement from each of the Company Affiliates, substantially in the form of Exhibit D attached hereto.

     SECTION 7.13 Listing of Buyer Common Stock. Buyer shall use reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Closing.

     SECTION 7.14 Section 16 Matters. Prior to the Effective Time, with respect to both derivative and non-derivative securities, as applicable, Buyer and the Company shall take all such steps as may be required or appropriate to cause any dispositions of Company Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company and Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act, and shall take those steps to be taken in accordance with the no-action letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     SECTION 7.15 Buyer Board of Directors. Prior to, but effective at, the Effective Time, Buyer will appoint Cornelius Peterson, VIII as a member of the Board of Directors of Buyer.

     SECTION 7.16 Accounting Treatment. Buyer and the Company each agree to, and to cause the Surviving Corporation to, account for the Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

     SECTION 7.17 Company Employees. From and after the Effective Time Buyer will increase the base salaries of certain key employees of the Company, as set forth on Schedule 7.17. In addition, no later than the next meeting of the Compensation Committee of the Board of Directors of Buyer following the Effective Time, Buyer's management will recommend a grant of stock options to purchase shares of Buyer Common Stock to those key employees of the Company who accept offers of employment from Buyer, as set forth on Schedule 7.17. In its discretion, Buyer may condition such stock option awards upon the execution and delivery of a Non-Competition and Non-Solicitation Agreement, in substantially the form of Exhibit B.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by all of the parties to this Agreement:

          (a) Shareholder Approvals. This Agreement and the Merger shall have been adopted by the shareholders of the Company in accordance with the MBCL and the Company's Articles of Incorporation, and the Stock Issuance shall have been approved by the shareholders of Buyer in accordance with the DGCL and Buyer's Certificate of Incorporation.

          (b) Registration Statement Effective. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

          (c) Listing. The shares of Buyer Common Stock issuable to holders of Company Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance.

          (d) HSR Act. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (e) Injunctions or Restraints. There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting an injunction, writ, order, judgment, or decree (each, an "Injunction") that is reasonably likely to result in an order to restrain or prohibit the consummation of any of the transactions contemplated hereby or to require rescission of this Agreement or any such transactions or to have a Surviving Corporation Material Adverse Effect if the transactions contemplated hereby are consummated, nor shall there be in effect any Injunction directing that any of the transactions provided for herein not be consummated as so provided (it being agreed that each of the parties shall use all reasonable efforts to prevent the entry of any such Injunction and to appeal as promptly as possible any such Injunction that may be entered).

     SECTION 8.2  Conditions to the Obligations of Buyer and Buyer
Subsidiary. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by Buyer and Buyer Subsidiary:

          (a) Representations and Warranties. The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date), except that any representation or warranty that is qualified by "materiality" or "Company Material Adverse Effect" or similar qualification shall be true and correct in all respects as of the applicable time; the Company shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 8.2(a).

          (b) Material Adverse Effect. Neither the Company nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would be reasonably likely to have (after giving effect to any insurance coverage) a Company Material Adverse Effect.

          (c) Company Rights Agreement. No Company Rights shall have become exercisable under the Company Rights Agreement.

          (d) Tax Opinion. Buyer shall have received a written opinion from Faegre & Benson LLP, counsel to Buyer, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being understood that Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations to Faegre & Benson LLP to enable them to render such opinion).

          (e) Corporate Authority Opinion. Buyer shall have received a written opinion from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, to the effect that the Merger and this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     SECTION 8.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by the
Company:

          (a) Representations and Warranties. The representations and warranties of Buyer and Buyer Subsidiary contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date), except that any representation or warranty that is qualified by "materiality" or "Buyer Material Adverse Effect" or similar qualification shall be true and correct in all respects as of the applicable time; Buyer and Buyer Subsidiary shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by them immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of Buyer to the effects set forth in this Section 8.3(a).

          (b) Material Adverse Effect. Neither Buyer nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Buyer Material Adverse Effect.

          (c) Tax Opinion. The Company shall have received a written opinion from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (it being understood that Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations to Testa, Hurwitz & Thibeault, LLP to enable them to render such opinion).

          (d) Corporate Authority Opinion. The Company shall have received a written opinion from Faegre & Benson LLP, counsel to Buyer and Buyer Subsidiary, to the effect that the Merger and the Stock Issuance have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Subsidiary.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     SECTION 9.1 Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company or approval of the Stock Issuance by the shareholders of Buyer (except as provided otherwise in Section 9.1(e)):

          (a) by written agreement of the respective Boards of Directors of Buyer and the Company;

          (b) by Buyer or the Company, if the transactions contemplated hereby shall not have been consummated on or before March 15, 2002 (the "End Date," as such date may be extended by written agreement of Buyer and the Company), provided that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

          (c) by Buyer, if (i) any of the conditions set forth in Sections 8.1 and 8.2 shall become impossible to fulfill on or prior to the End Date (provided, that such failure is not due to the failure of Buyer or Buyer Subsidiary to comply in all material respects with its obligations under this Agreement), and such conditions shall not have been waived under Sections 8.1 and 8.2, (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCL and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of the Company withdraws or modifies, in any manner adverse to Buyer, its recommendation of approval of this Agreement and the Merger;

          (d) by the Company, if (i) any of the conditions set forth in Sections
     8.1 and 8.3 shall become impossible to fulfill on or prior to the End Date (provided, that such failure is not due to the failure of the Company to comply in all material respects with its obligations under this Agreement) and such conditions shall not have been waived under Sections 8.1 and 8.3,
     (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCL and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of Buyer withdraws or modifies, in any manner adverse to the Company, its recommendation of the Stock Issuance; or

          (e) by the Company, at any time prior to the Company Shareholders Meeting, upon written notice to Buyer, if the Board of Directors of the Company shall have approved a Company Superior Third-Party Acquisition Offer; provided, however, that, prior to termination, (i) the Company shall have complied with Section 7.2(a), and (ii) the Company shall have notified Buyer in writing at least five business days before termination of its intention to enter into an agreement with respect to a Company Superior Third-Party Acquisition Offer (the "Intention Notice") and shall have provided Buyer with the proposed definitive documentation for such transaction; and provided, further, that, during the period of five business days following the Intention Notice, the Company shall have afforded Buyer a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and the notice of termination shall not be effective if Buyer submits to the Company during such period a legally binding, executed offer to enter into an amendment to this Agreement within such period unless the Company's Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that the amendment to this Agreement that Buyer has agreed to enter into during such period is not at least as favorable to the Company's shareholders as the Company Superior Third-Party Acquisition Offer.

     SECTION 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by the Company or Buyer under Section 9.1, written notice shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 9.3 or to the extent that the termination is a result of a willful and material violation by such party of a representation, warranty, covenant or agreement contained in this Agreement.

     SECTION 9.3  Termination Fee; Expenses.

     (a) If (i) this Agreement is terminated pursuant to Section 9.1(c)(iv) or 9.1(e); or (ii) (x) a Company Third-Party Acquisition Offer shall have been made to the Company and shall have become known publicly prior to the termination of this Agreement, (y) this Agreement shall have been terminated pursuant to
Section 9.1(b) (other than by reason of the failure of the conditions set forth in any of Sections 8.1(b), (c) or (d) to be fulfilled or the failure of the conditions set forth in Section 8.3 to be fulfilled), or pursuant to Section 9.1(c)(ii) or 9.1(d)(ii) and (z) within 12 months after termination the Company shall have consummated any Company Third-Party Acquisition (defined below), then, the Company shall pay to Buyer a fee equal to $2.5 million in cash (the "Termination Fee"), plus an amount, in cash (the "Expense Reimbursement Amount"), not to exceed $750,000, equal to all documented out-of-pocket expenses and fees incurred by Buyer (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to this Agreement, the Merger or the transactions contemplated by this Agreement. The Termination Fee and Expense Reimbursement Amount shall be paid by wire transfer of same day funds to an account designated by Buyer (x) in the case of Section 9.3(a)(i), upon termination of this Agreement, and (y) in the case of Section 9.3(a)(ii), upon consummation of a Company Third-Party Acquisition. It shall be a condition to termination of this Agreement by the Company pursuant to any paragraph of
Section 9.1 that requires payment of the Termination Fee and Expense Reimbursement Amount upon termination pursuant thereto, that such payment has been made. In no event shall more than one Termination Fee be payable under this Article IX. As used in Section 9.3(a)(ii)(z), a "Company Third-Party Acquisition" means (i) a transaction pursuant to any Company Third-Party Acquisition Offer in which any third party acquires at least 40% of the outstanding shares of Company Common Stock by tender offer, exchange offer or otherwise, (ii) a merger or other business combination (other than with Buyer or Buyer Subsidiary) in which, immediately after giving effect thereto, shareholders other than the shareholders of the Company immediately prior thereto own at least 40% of the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any third party acquires assets of the Company having a fair market value equal to at least 40% of all of the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

     (b) (i) The existence of the right to receive payment pursuant to this
Section 9.3 shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise; provided, however, the successful exercise of the right under this
Section 9.3 shall constitute an election of remedies and shall preclude that party from any other remedy against the other party to which it may otherwise be entitled under this Agreement, at law or in equity or otherwise.

     (ii) The parties agree that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by the Agreement and are an inducement to Buyer to enter into this Agreement and not a penalty.

     (iii) If the Company fails to pay promptly to Buyer any amount due under this Section 9.3, the Company shall pay the costs and expenses of Buyer (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime or base rate of Wells Fargo Bank Minnesota, N.A., from the date such fee was required to be paid.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Termination of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

     SECTION 10.2 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the Company Shareholders Meeting the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered from that provided for in this Agreement without the approval of the shareholders of the Company.

     SECTION 10.3 Waiver of Compliance; Consents. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived in writing by the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

     SECTION 10.4 Expenses. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring or required to pay such expenses as a matter of law, except (i) as otherwise provided in Section 9.3 or Schedule 10.4, and (ii) all expenses (excluding legal, accounting and other advisors' fees and expenses) incurred in connection with the preparation, printing, filing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by the Company and Buyer.

     SECTION 10.5 Press Releases and Public Announcements. Neither Buyer nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other; provided, however, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement and provide them with a reasonable period of time to comment before making the disclosure).

     SECTION 10.6 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper, or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement (subject to the Company's Board of Directors' and Buyer's Board of Directors' right to exercise in good faith its fiduciary duties). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

     SECTION 10.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to the Company, to it at:

         NetSilicon, Inc.
         411 Waverly Oaks Road, Bldg. 227
         Waltham, MA 02452

         Telecopy:  (781) 398-4877
         Telephone: (781) 398-4514
         Attention:  Dan Sullivan, Chief Financial Officer

         with a copy to:

         Testa, Hurwitz, Thibeault, LLP
         125 High Street
         Boston, MA 02110

         Telecopy:  (617) 790-0191
         Telephone: (617) 248-7516
         Attention:  Edwin L. Miller, Jr., Esq.

     (b) If to Buyer of Buyer Subsidiary, to it at:

         Digi International Inc.
         11001 Bren Road East
         Minnetonka, MN 55343

         Telecopy:  (952) 912-4998
         Telephone: (952) 912-3125
         Attention:  Kris Krishnan, Senior Vice President
                     and Chief Financial Officer
          with a copy to:

          Faegre & Benson LLP
          2200 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402

          Telecopy:  (612) 766-1600
          Telephone: (612) 766-8408
          Attention:  James E. Nicholson, Esq.

     SECTION 10.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties. Except for the provisions of Article II and Sections 7.7, 7.8 and 7.9, this Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

     SECTION 10.9  Rules of Interpretation.  As used in this Agreement,

          (a) "including" means "including without limitation";

          (b) "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, and a government or any department or agency thereof;

          (c) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

          (d) "business day" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the State of Massachusetts;

          (e) all dollar amounts are expressed in United States funds;

          (f) the phrase "to the knowledge of the Company" or "to the knowledge of the Buyer," or any similar phrase, means the actual knowledge of one or more of the executive officers of the Company or Buyer, as the case may be; and

          (g) all references to statutes or regulations are deemed to refer to such statutes and regulations as amended from time to time or as superseded by comparable successor statutory provisions.

     SECTION 10.10 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (except to the extent such matter is the proper subject of the MBCL, in which event the laws of the Commonwealth of Massachusetts shall govern) without giving effect to conflict-of-laws principles.

     SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     SECTION 10.12 Headings; Internal References. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.13 Entire Agreement. This Agreement, including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits, and the Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter including, specifically, the letter agreement dated August 7, 2001 between Buyer and the Company. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties in respect of the subject matter set forth herein, other than those expressly set forth or referred to in this Agreement, or the Confidentiality Agreement.

     SECTION 10.14 Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

     SECTION 10.15 Equitable Remedies. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

     SECTION 10.16 Disclosure Schedules. Matters reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. A disclosure made by the Company or Buyer in any Section of this Agreement or its Disclosure Schedule that is sufficient to reasonably inform the other of information required to be disclosed in another Section of this Agreement or the Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Section of this Agreement or the Disclosure Schedule.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

DIGI INTERNATIONAL INC.                          NETSILICON, INC.

By: /s/ Joseph T. Dunsmore                       By: /s/ Cornelius Peterson VIII
    ---------------------------------------      ---------------------------------------
Name: Joseph T. Dunsmore                         Name: Cornelius Peterson VIII
------------------------------------             ------------------------------------
Title: President & CEO                           Title: CEO
-------------------------------------            -------------------------------------
DOVE SUB INC.

By: /s/ Joseph T. Dunsmore
    ---------------------------------------
Name: Joseph T. Dunsmore
------------------------------------
Title: President & CEO
-------------------------------------

                             INDEX OF DEFINED TERMS

TERM                                                             SECTION
----                                                           -----------
Affiliate...................................................        10.9(c)
Aggregate Consideration.....................................         2.2(b)
Agreement...................................................      Preamble
Articles of Merger..........................................           1.3
Assumed Company Stock Options...............................         2.2(i)
Benefit Plan................................................        3.15(a)
Business day................................................        10.9(d)
Buyer.......................................................      Preamble
Buyer Balance Sheet.........................................         4.5(c)
Buyer Common Stock..........................................         2.1(b)
Buyer Disclosure Schedule...................................    Article IV
Buyer Employee..............................................         4.7(k)
Buyer Employee Agreement....................................        4.15(a)
Buyer Employee Plan.........................................        4.15(a)
Buyer Employee Plans........................................        4.15(a)
Buyer Material Adverse Effect...............................           3.1
Buyer Material Contracts....................................          4.10
Buyer Proprietary Rights....................................          4.11
Buyer Rights................................................           4.2
Buyer Rights Agreement......................................           4.2
Buyer SEC Report............................................         4.5(a)
Buyer SEC Reports...........................................         4.5(a)
Buyer Series A Preferred Stock..............................           4.2
Buyer Shareholders Meeting..................................         7.1(a)
Buyer Shares................................................         2.2(b)
Buyer Stockholder Agreement.................................         7.1(a)
Buyer Subsidiary............................................      Preamble
Buyer's Average Price.......................................         2.1(b)
Cash Consideration..........................................         2.1(b)
Cash Election...............................................         2.1(b)
Cash Election Number........................................         2.1(b)
Cash Election Shares........................................         2.1(b)
Cash Fraction...............................................         2.1(b)
CERCLIS.....................................................        3.17(e)
Certificate of Merger.......................................           1.3
Certificates of Merger......................................           1.3
Closing.....................................................           1.2
Closing Date................................................           1.2
Code........................................................         2.2(g)
Company.....................................................      Preamble
Company Affiliates..........................................          7.14
Company Balance Sheet.......................................         3.5(c)
Company Common Stock........................................         2.1(b)
Company Disclosure Schedule.................................   Article III
Company Employee............................................         3.7(k)

TERM                                                             SECTION
----                                                           -----------
Company Employee Agreement..................................        3.15(a)
Company Employee Plan.......................................        3.15(a)
Company Employee Plans......................................        3.15(a)
Company ESPP................................................         2.2(j)
Company Material Adverse Effect.............................           3.1
Company Material Contracts..................................          3.10
Company Non-Voting Stock....................................           3.2
Company Proprietary Rights..................................          3.11
Company Rights..............................................           3.2
Company Rights Agreement....................................           3.2
Company SEC Report..........................................         3.5(a)
Company SEC Reports.........................................         3.5(a)
Company Series A Preferred Stock............................           3.2
Company Shareholders Meeting................................         7.1(a)
Company Stock Options.......................................         2.2(i)
Company Stock Plans.........................................         2.2(i)
Company Stockholder Agreement...............................         7.1(a)
Company Superior Third-Party Acquisition Offer..............         7.2(a)
Company Third-Party Acquisition.............................         9.3(a)
Company Third-Party Acquisition Offer.......................         7.2(a)
Company Voting Stock........................................           3.2
Confidentiality Agreement...................................         7.2(a)
Constituent Corporations....................................      Preamble
DGCL........................................................           1.3
Dissenting Shares...........................................         2.1(d)
DOL.........................................................        3.15(a)
Effective Time..............................................           1.3
Election....................................................         2.1(b)
Election Deadline...........................................         2.1(b)
End Date....................................................         9.1(b)
Environmental Law...........................................        3.16(a)
Environmental Matter........................................        3.16(a)
Environmental Permits.......................................        3.16(b)
ERISA.......................................................        3.15(a)
ERISA Affiliate.............................................        3.15(o)
ESPP Option.................................................         2.2(j)
Exchange Act................................................           3.4
Exchange Agent..............................................         2.1(b)
Exchange Ratio..............................................         2.1(b)
Excluded Shares.............................................         2.1(b)
Expense Reimbursement Amount................................         9.3(a)
Form of Election............................................         2.1(b)
Fractional Shares...........................................         2.1(b)
GAAP........................................................         3.5(b)
Hazardous Substance.........................................        3.16(a)
Holder Representative.......................................         2.1(b)

TERM                                                             SECTION
----                                                           -----------
HSR Act.....................................................           3.4
including...................................................        10.9(a)
Injunction..................................................         8.1(e)
Intention Notice............................................         9.1(e)
IRS.........................................................        3.15(a)
Joint Proxy Statement.......................................         7.1(b)
Mailing Date................................................         2.1(b)
Material Adverse Effect.....................................           3.1
MBCL........................................................           1.3
Merger......................................................      Preamble
Merger Consideration........................................         2.1(b)
Mixed Consideration.........................................         2.1(b)
Mixed Election..............................................         2.1(b)
Named Buyer Stockholders....................................         7.1(a)
Named Company Stockholders..................................         7.1(a)
No Election Shares..........................................         2.1(b)
Non-Assumed Company Stock Options...........................         2.2(i)
Old Certificates............................................         2.1(b)
Outstanding Shares..........................................         2.1(b)
PBGC........................................................        3.15(e)
Pension Plan................................................        3.15(a)
Permitted Investments.......................................         2.2(a)
person......................................................        10.9(b)
Proprietary Rights..........................................          3.11
Registration Statement......................................         7.1(b)
Replacement Option..........................................         2.2(i)
SEC.........................................................         3.5(a)
Securities Act..............................................         3.5(a)
Shareholder Meetings........................................         7.1(a)
Sorrento....................................................          3.22
Stock Consideration.........................................         2.1(b)
Stock Election..............................................         2.1(b)
Stock Issuance..............................................         7.1(a)
Stockholder Agreement.......................................          3.22
Subsidiary..................................................           3.1
Surviving Corporation.......................................           1.1
Surviving Corporation Material Adverse Effect...............           3.1
Tax Return..................................................         3.8(a)
Taxes.......................................................         3.8(a)
Termination Fee.............................................         9.3(a)
Welfare Plan................................................        3.15(a)
WireSpeed Warrants..........................................         2.2(k)

                                                                       EXHIBIT C

                           [LETTERHEAD OF NETSILICON]

                                                                          [Date]

Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343

Ladies and Gentlemen:

     The following persons may be deemed to be "affiliates" of NetSilicon, Inc., a Massachusetts corporation (the "Company"), subject to Rule 145 under the Securities Act of 1933 on the date the adoption of the Merger (as defined in the Agreement and Plan of Merger dated as of October 30, 2001 among the Company, Digi International Inc., a Delaware corporation ("Digi"), and Dove Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Digi), is submitted for a vote of the shareholders of the Company:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Very truly yours,

                                          NetSilicon, Inc.

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D

                               AFFILIATE'S LETTER
                                                                          [Date]

NetSilicon, Inc.
411 Waverly Oaks Road, Bldg. 227
Waltham, MA 20452

Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343

Ladies and Gentlemen:

     The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of NetSilicon, Inc., a Massachusetts corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of October 30, 2001 (the "Agreement") among the Company, Digi International Inc., a Delaware corporation ("Digi"), and Dove Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Digi ("Merger Sub"), the Company will be merged with and into Merger Sub with Merger Sub to be the surviving corporation in the merger (the "Merger").

     As a result of the Merger, the undersigned will receive shares of common stock, par value $0.01 per share, of Digi (the "Digi Common Stock") in exchange for shares owned by the undersigned of common stock, par value $0.01 per share, of the Company (the "Company Common Stock").

     The undersigned represents, warrants and covenants to Digi and the Company that as of the date the undersigned receives any Digi Common Stock as a result of the Merger:

          A. The undersigned shall not make any sale, transfer or other disposition of the Digi Common Stock in violation of the Act or the Rules and Regulations.

          B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Digi Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

          C. The undersigned has been advised that the issuance of Digi Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of the Digi Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Digi, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act. In the event of a sale or other disposition of Digi Common Stock other than pursuant to an effective registration statement under the Act, the undersigned will supply Digi with evidence of compliance with Rule 145, in the form of a letter in the form of Annex A hereto or the opinion of counsel or "no action letter" referred to above. The undersigned understands that Digi may instruct its transfer agent to withhold the transfer of any Digi Common Stock disposed of by it, but that upon receipt of such letter or opinion or "no action letter" the transfer agent shall effectuate the transfer of such Digi Common Stock indicated as sold in the letter or sold in accordance with that opinion or "no action letter."

          D. The undersigned understands that Digi is under no obligation to register the sale, transfer or other disposition of the Digi Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

          E. The undersigned also understands that there will be placed on any certificates for the Digi Common Stock issued to the undersigned a legend stating in substance:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND DIGI, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF DIGI."

          F. The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Digi Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Digi reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act, (ii) Digi has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Digi, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned, (iii) the undersigned is not an affiliate of Digi and one year shall have elapsed from the date the undersigned acquired the shares of Digi Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or (iv) the undersigned is not, and has not been for at least three months, an affiliate of Digi and two years shall have elapsed from the date the undersigned acquired the shares of Digi Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned.

          G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Digi, the Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

          H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Digi and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          By:
                                            ------------------------------------
                                              Name:

Accepted this      day of
          , 20  .

Digi International Inc.

By:
    --------------------------------------------------------
    Name:
    Title:

                                    ANNEX A

                                  TO EXHIBIT D

                                                                          [Date]
Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343

Attention:

     On                , I sold the securities (the "Securities") of Digi
International Inc. ("Digi") described below in the space provided for that purpose. The Securities were received by me in connection with the merger of Dove Sub Inc. with and into NetSilicon, Inc.

     Based upon the most recent report or statement filed by Digi with the Securities and Exchange Commission, the Securities were sold by me in conformity with Rule 145 promulgated under the Securities Act of 1933 (the "Act").

                                          Very truly yours,

                                          [Name]

             [Spaces to be provided for description of Securities]

                                                                     Exhibit 2.1


Agreement and Plan of Merger and Reorganization dated as of October 30, 2001 by and among Digi International Inc., Dove Sub Inc. and NetSilicon, Inc.

                       EXHIBITS OMITTED IN ACCORDANCE WITH
                        ITEM 601(b)(2) OF REGULATION S-K
                         -------------------------------

EXHIBITS
--------

Exhibit A      Form of Stockholder Agreement dated as of October 30, 2001 by and among Digi International Inc. and Sorrento Networks Corporation.

Exhibit B      Form of Non-Competition and Non-Solicitation Agreement.

Exhibit C      Form of NetSilicon's Affiliate Letter Agreement.

Exhibit D      Form of Rule 145 Letter.

NetSilicon, Inc. will furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request, provided, however, that NetSilicon, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibit so furnished.